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                                                                 Exhibit 10.30


             THIRD AMENDMENT TO TEN-YEAR INDUSTRIAL NET LEASE AGREEMENT
                                  (Building No 8)


       This Third Amendment to Office Lease ("Amendment") is entered into, and dated for reference purposes, as of June 9, 1998 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (herein referred to as "Metropolitan" or "Landlord"), as Landlord, and CYGNUS, INC., a Delaware corporation (herein referred to as "Cygnus" or "Tenant"), with reference to the following facts:

                                       RECITALS

       A. Metropolitan's predecessor in interest as Landlord (Seaport Centre Venture Phase I, a California general partnership, herein, the "Venture") and Tenant's predecessor in interest as Tenant (Cygnus Research Corporation, a California corporation) entered into that certain written Lease dated September 27, 1988 (the "Original Lease"), for certain premises of approximately 20,880 square feet of space in Building 8 of Phase I ("Building 8 Space"), whose current street address remains 701 Galveston Street, Redwood City, California, all as more particularly described in the Original Lease, which Original Lease included Rider No. 1 To Seaport Centre Standard Lease and Exhibits A, A-1, B & C.

       B. The Venture and Tenant's predecessor in interest as Tenant at the time (then, Cygnus Therapeutic Systems, a California corporation) entered into that certain written First Amendment To Ten-Year Industrial Net Lease Agreement dated May 15, 1992 (the "First Amendment") for certain space in Building 5 of Phase I ("Building 5 Space"), and that certain written Second Amendment To Ten-Year Industrial Net Lease Agreement dated August 8, 1992 (the "Second Amendment") for certain space of approximately 11,158 square feet in Building 3 of Phase I ("Building 3 Space"), whose current street address remains 501 Chesapeake Street, Redwood City, California.

       C. The Original Lease, as amended, is referred to herein as the Lease.

       D. Met acquired and holds the interest of Landlord under the Lease.

       E. Landlord and Tenant now desire to provide for extension of the term of the Lease of the entire Premises and other amendments of the Lease, all as more particularly provided herein.

       NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

       SECTION 1. DEFINED TERMS; PREMISES. All capitalized terms not otherwise defined in this Amendment have the meanings set forth in the Lease unless the context clearly requires otherwise. The term "Landlord" as used herein shall have the same meaning as and may be used interchangeably with the term "Lessor" in the Lease, and the term "Tenant" as used herein shall have the same meaning as and may be used interchangeably with the term "Lessee" in the Lease. As used herein, the term "Premises" shall mean the Building 8 Space and Building 3 Space. The Building 5 Space is not included in the Premises and the term of Tenant's lease of the Building 5 Space previously expired and Tenant is no longer leasing or occupying any of the Building 5 Space. Accordingly, Paragraph 8 of the Second Amendment is hereby amended to delete the reference to Building 5 and hereafter to provide in its entirety that the term "building" as used in Paragraphs 24 and 25 of the Original Lease shall apply to either Building 8 or Building 3 as the circumstances require, provided that the rights of the parties to terminate this Lease set forth in said paragraphs shall be limited to the portion of the Premises within the building affected by any such casualty or condemnation.

       SECTION 2. TENANT'S INTEREST UNDER THE LEASE. Tenant represents and warrants and agrees that: (i) Tenant occupies the Premises and is the Tenant under the Lease; (ii) Tenant is the successor in interest to Cygnus Research Corporation, a California corporation, and Cygnus Therapeutic Systems, a California corporation, and as such is the assignee of the interest of Tenant under the Lease, has assumed, or hereby assumes, the obligations of Tenant under the Lease, and holds all right, title and interest of Tenant under the Lease; (iii) has not entered into any assignment of the Lease, and no sublease or other agreement for use or occupancy of the Premises or any part thereof is in effect. Tenant's obligations with respect to the representations, warranties and agreements under this Section survive the expiration or sooner termination of the Term of the Lease and of this Lease.

       SECTION 3. EXTENSION OF TERM. Landlord and Tenant acknowledge and agree that notwithstanding any provision of the Lease to the contrary, the Term of this Lease expires on December 10, 1998, and that the Term is hereby extended for the "Extended Term" commencing on December 11, 1998 (the "Extended Term Commencement Date") and expiring on December 10, 2003, unless sooner terminated pursuant to the terms of the Lease. This extension is with respect to the entire Premises. This extension is further upon and subject to the same conditions, terms, covenants and agreements contained in the Lease except as otherwise provided in this Amendment. Landlord and Tenant acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to extension of the Term, whether or not in accordance with any other provisions, if any, of the Lease regarding renewal or extension, and without limiting the generality of the foregoing, Tenant and Landlord acknowledge and agree that the Option to Renew Lease Term set forth in Paragraph 2(c) of the Original Lease is null, void and of no force or effect, and that any extension beyond the Extended Term is governed by the Option to Extend set forth in Section 13 below.

       SECTION 4.     PREMISES LEASED "AS-IS"; CONSTRUCTION

                      (a) AS-IS. Notwithstanding any provision of the Lease to the contrary, Tenant acknowledges and agrees that (i) Tenant occupies the Premises and has investigated their condition to the extent Tenant desires to do so; (ii) Tenant hereby agrees that this Lease is of the Premises in its "AS IS" condition; (iii) no representation regarding the condition of the Premises or Building 8 or Building 3 has been made by or on behalf of Landlord; and (iv) Landlord has no obligation to remodel or to make any repairs (except as otherwise provided for in the Lease), alterations or improvements to the Premises or such buildings in connection with this Amendment or provide Tenant any allowance for any work by Tenant except to the extent of Landlord's Maximum Contribution, as provided below.

                      (b) TENANT WORK GENERALLY. Landlord and Tenant acknowledge and agree that notwithstanding any provisions of the Lease to the contrary: (i) Tenant may desire to do certain repainting, recarpeting, remodeling, repair, improvement or alteration in connection with this Amendment, which for purposes of this Lease is referred to as the Tenant Work; (ii) all Tenant Work, if any, shall be done as alterations, additions or improvements of the Premises or any part thereof within the meaning of Paragraph 11 of the Lease ("Tenant Alterations"), subject to and in compliance with all conditions and provisions of the Lease applicable to Tenant Alterations, except as otherwise expressly provided herein; (iii) if the aggregate cost of the Tenant Work does not exceed the amount of Landlord's Maximum Contribution (defined below), Tenant shall not be required to obtain a completion and lien indemnity bond for it; and (iv) such work, including all design, plan review, obtaining all approvals and permits, and construction shall be at Tenant's sole cost and expense, except to the extent reimbursable out of Landlord's Maximum Contribution as provided below.

                      (c) LANDLORD'S MAXIMUM CONTRIBUTION. Landlord's Maximum Contribution shall mean an amount up to a maximum of Ninety-six Thousand One Hundred and Fourteen Dollars ($96,114.00) to reimburse Tenant for the actual costs of design, plan review, obtaining all approvals and permits, and construction of such Alterations (i) for the Premises, and/or
(ii) for Alterations to Tenant's "Building 2 Space", at 400 Penobscot Drive, Redwood City, California, as defined and provided in that certain amendment of that certain Related Lease (as defined in the Original Lease) being executed concurrently herewith ("Related Amendment"), except for the additional amount of Landlord's Maximum Contribution provided in the Related Amendment. In no event shall the Landlord's Maximum Contribution be used to reimburse any costs of

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designing, procuring or installing in the Premises any trade fixtures, movable equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property (collectively "Personal Property" for purposes of this Rider) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. Landlord's Maximum Contribution pursuant to this Amendment and that payable under the Related Amendment shall together be payable by Landlord to Tenant no more often than three times and no more often than one application every thirty
(30) days, and otherwise follows: (a) for costs based upon the percentage of work completed prior to the date of application; and (b) in each case, any amount so payable shall be paid within 30 days after Landlord's receipt of Tenant's complete application for payment, which application shall include reasonable substantiation of costs incurred by Tenant, conditional lien releases to the extent of work completed, and full, final and unconditional lien releases upon completion of all Alterations (or, if the work is done under separate contracts or in smaller separate identifiable segments or phases, then upon completion of and with respect to each separate contract or phase). Tenant shall keep full and correct accounts and shall exercise such control as may be necessary or appropriate for the proper financial management of the construction of the Alterations separately identified as to each of the Premises and the Building 2 Space and, if the work is done under separate contracts or in smaller separate identifiable segments or phases, then with respect to each separate contract or phase. Provided further, Tenant must prior to October 1, 1999 submit all written applications with the items required above for disbursement or reimbursement for any reimbursable costs out of the Landlord's Maximum Contribution, and to the extent of any funds for which application has not been made prior to that date or if and to the extent that the reimbursable costs of the Tenant Work are less than the amount of Landlord's Maximum Contribution, then Landlord shall retain the unapplied or unused balance of the Landlord's Maximum Contribution and shall have no obligation or liability to Tenant with respect to such excess.

       SECTION 5. MONTHLY BASE RENT FOR EXTENDED TERM COMMENCING UPON EXTENDED TERM COMMENCEMENT DATE. Notwithstanding any provision of the Lease to the contrary, the amount of monthly base rent due and payable by Tenant for the Premises, accruing on and after the Extended Term Commencement Date and monthly thereafter for the Extended Term shall be as follows:

         Period from/through         Monthly Total           Monthly Rate/Square Foot
       12/11/1998 - 12/10/1999         $70,483.60                     $2.20
       12/11/1999 - 12/10/2000         $72,726.26                     $2.27
       12/11/2000 - 12/10/2001         $74,648.54                     $2.33
       12/11/2001 - 12/10/2002         $77,024.69                     $2.40
       12/11/2002 - 12/10/2003         $79,320.75                     $2.48

       SECTION 6. TENANT'S SHARE OF OPERATING EXPENSES. Landlord and Tenant desire to set forth with greater particularity the components of operating expenses pursuant to Paragraph 7 of the Original Lease, as amended by Paragraph 6(b) of the Second Amendment, and Tenant's proportionate share of such operating expenses allocated to each building in which the Premises is located, to Phase I and to the Project (defined below). Notwithstanding any provision of the Lease to the contrary, during the Extended Term in addition to the base rent payable by Tenant, Tenant shall pay Tenant's proportionate share of all operating expenses as set forth below. Operating expenses and exclusions therefrom are as defined in the Original Lease, except as otherwise provided below. Operating Expenses are not limited by references to the building in Paragraph 7 of the Original Lease or by reference to Phase I in Paragraph 6(b) of the Second Amendment, but are determined with respect to and as allocable to each building in which the Premises is located, to Phase I and to the Project, and Tenant shall pay its proportionate share of such operating expenses, as follows:

               (i) Tenant's proportionate share of Building Operating Expenses (defined below) of and attributable to Building 8 as of the date hereof equals eighty-seven percent (87%);

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               (ii)   Tenant's proportionate share of Building Operating
       Expenses (defined below) of and attributable to Building 3 as of the date hereof equals twenty-nine percent (29%);

               (iii) Tenant's proportionate share of Project Operating Expenses (defined below) is the percentage obtained by dividing the aggregate rentable square footage of the Premises located in the Project (defined below) by the total rentable square footage of the Project, and as of the date hereof equals five and 961/1000 percent (5.961%);

               (iv) Tenant's proportionate share of Phase Operating Expenses (defined below) of and attributable to Phase I, in which both Building 8 and Building 3 are located, is the percentage obtained by dividing the aggregate rentable square footage of the Premises located in Phase I by the total rentable square footage of Phase I, and as of the date hereof equals eleven percent (11%);

               (v) operating expenses of and attributable to each building in which the Premises or part thereof is located includes all operating expenses that are directly and separately identifiable to the operation, maintenance or repair of such building and may also be referred to as "Building Operating Expenses" for each such building. Tenant's proportionate share of Building Operating Expenses is the percentage obtained by dividing the rentable square footage of the Premises located in each building by the total rentable square footage of such building;

               (vi) operating expenses of and attributable to the Project ("Project Operating Expenses") includes all operating expenses with respect to the Project (defined below) that are not included as Phase Operating Expenses (defined below) and that are not either Building Operating Expenses or operating expenses directly and separately identifiable to the operation, maintenance or repair of any other leasable building located in the Project, but Project Operating Expenses includes operating expenses allocable to any areas of a building during such time as such areas are made available by Landlord for the general common use or benefit of the tenants of the Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time. As of the date hereof, "Project" means and consists of Phase I and Phase II of the development commonly known as Seaport Centre in Redwood City, California, and any expenses allocable to either pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner's association now or hereafter affecting them. In the event any building is added to or deleted from Tenant's Phase or any Phase is added to or deleted from the Project which affects tenant's proportionate share of either or both, Landlord shall recalculate tenant's proportionate share as applicable;

               (vii) operating expenses of a Phase ("Phase Operating Expenses") may include operating expenses that are directly and separately identifiable to the operation, maintenance or repair of each leasable building located in that Phase (including but not limited to Building Operating Expenses) and may include Project Operating Expenses that are separately identifiable to a Phase; and

               (viii) Landlord shall have the right to allocate a particular operating expense as Building Operating Expenses, Project Operating Expenses or Phase Operating Expenses; however, in no event shall any portion of Building Operating Expenses, Project Operating Expenses or Phase Operating Expenses be assessed or counted against Tenant more than once.

       SECTION 7. UTILITIES. Landlord and Tenant desire to set forth with greater particularity the allocation of utilities expenses pursuant to Paragraph 8 of the Original Lease, as amended by Paragraph 6(c) of the Second Amendment, and Tenant's proportionate share of such operating expenses allocated to each building in which the Premises is located, to Phase I and to the Project. Notwithstanding any provision of the Lease to the contrary, excluding all utilities separately billed or metered to Tenant which shall be paid for solely and separately by Tenant, and except as provided in Paragraph 4 of the Second Amendment regarding Building 3 utilities, during the Extended Term in addition to the base rent and operating expenses payable by Tenant, Tenant shall pay Tenant's proportionate share of all utilities expenses as allocated and paid in the same proportionate share as set forth in Section 6 of this Amendment regarding operating expenses.

       SECTION 8. SECURITY DEPOSIT. Landlord and Tenant acknowledge and agree that Landlord holds a Security Deposit in the amount of Thirty Thousand Five Hundred and Sixty-two Dollars ($30,562.00) and that Landlord shall continue to hold the Security Deposit pursuant to the provisions of Paragraph 6 of the Original Lease, as amended by Paragraph 6(a) of the Second Amendment.

       SECTION 9. PARKING. Landlord and Tenant acknowledge and agree that during the Extended Term the aggregate number of parking spaces provided for Tenant's use pursuant to Paragraph 30 of the Original Lease, as amended by Paragraph 6(d) of the Second Amendment shall be one hundred and one (101) undesignated parking spaces.

       SECTION 10. REMOVAL OF TENANT ALTERATIONS. Upon the expiration or earlier termination of the Term of the Lease, including the Extended Term provided for in this Amendment, Tenant shall not be required to remove any of the alterations, additions or improvements to or of the Premises or any part thereof by Tenant for Tenant's initial occupancy under the Original Lease or made thereafter and still existing as of the date of this Amendment, provided that such alterations, additions or improvements were made in accordance with the applicable provisions of the Original Lease, as amended. Landlord and Tenant acknowledge and agree that hereafter, all alterations, additions or improvements of the Premises or any part thereof within the meaning of Paragraph 11 of the Lease ("Tenant Alterations", as used in Section 4(b) of this Amendment), including Tenant Work, if any, as used in Section 4(b) of this Amendment, shall be subject to and in compliance with all conditions and provisions of the Lease applicable to Tenant Alterations, including the procedure set forth in the third paragraph of Paragraph 11 of the Original Lease to identify those Tenant Alterations which Tenant desires to remove at the end of the Lease term and those which Landlord will require Tenant to remove.

       SECTION 11. BOOKS AND RECORDS. Supplementing the second sentence of the third paragraph of Paragraph 7 of the Original Lease, as amended, the Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of ninety (90) days following the date upon which Landlord furnishes Tenant with Landlord's statement accounting for actual costs of operating expenses (herein, "Landlord's Statement") is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within one hundred and twenty (120) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein, shall be paid by Tenant when due within thirty (30) days after delivery of Landlord's Statement, as provided in Paragraph 7 of the Original Lease, as amended, but such payment is without prejudice to any written exception Tenant may make pursuant to this Section.

       SECTION 12. PARAGRAPH 39 OF THE ORIGINAL LEASE. Notwithstanding any provision of the Lease to the contrary, Paragraph 39 of the Original Lease is of no force or effect and is hereby deleted from the Lease.

       SECTION 13.    OPTION TO EXTEND.

       (a) Landlord hereby grants Tenant a single option to extend the Extended Term of the Lease for an additional period of five (5) years (such period may be referred to as the "Option Term"), as to the entire Premises as it may then exist, upon and subject to the terms and conditions of this Section (the "Option To Extend"), and provided that at the time of exercise of such right: (i) Tenant must be in occupancy of the entire Premises; and (ii) there has been no material adverse change in Tenant's financial position from such position as of the date of execution of the Lease, as certified by Tenant's independent certified public accountants, and as supported by Tenant's certified financial statements, copies of which shall be delivered to Landlord with Tenant's written notice exercising its right hereunder.

       (b) Tenant's election (the "Election Notice") to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is two hundred and seventy (270) days before the Expiration Date and no later than the date which is two hundred and forty (240) days prior to the Expiration Date. If Tenant either fails or elects not to exercise its Option to Extend by not timely giving its Election Notice, then the Option to Extend shall be null and void.

       (c) The Option Term shall commence immediately after the expiration of the Extended Term of the Lease. Tenant's leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (i) the monthly base rent, plus payment of Tenant's proportionate share of Operating Expenses and Utilities charges pursuant to the Lease (in addition to all expenses paid directly by Tenant to the utility or service provider, which direct payments shall continue to be Tenant's obligation) shall be amended to equal the "Option Term Rent", defined and determined in the manner set forth in the immediately following Subsection; (ii) the Security Deposit provisions shall remain as provided in the Lease; (iii) Tenant shall accept the Premises in its "AS-IS" condition without any obligation of Landlord to repaint, remodel, repair (except as otherwise provided for in the Lease), improve or alter the Premises or to provide Tenant any allowance therefor; and (iv) there shall be no further option or right to extend the term of the Lease. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the Extended Term as extended by the Option Term unless the context clearly requires otherwise.

       (d) The Option Term Rent shall mean the greater of (i) the monthly base rent payable by Tenant under this Lease calculated at the rate applicable for the last full month of the Extended Term, plus payment of Tenant's proportionate share of Operating Expenses and Utilities charges pursuant to the Lease (in addition to all expenses paid directly by Tenant to the utility or service provider, which direct payments shall continue to be Tenant's obligation) (collectively, "Preceding Rent") or (ii) the "Prevailing Market Rent". As used herein Prevailing Market Rent shall mean the rent and all other monetary payments, escalations and triple net payables by Tenant, including consumer price increases, that Landlord could obtain from a third party desiring to lease the Premises for a term equal to the Option Term and commencing when the Option Term is to commence under market leasing conditions, and taking into account the following: the size, location and floor levels of the Premises; the type and quality of tenant improvements; age and location of the Project; quality of construction of the Project; services to be provided by Landlord or by tenant; the rent, all other monetary payments and escalations obtainable for new leases of space comparable to the Premises in the Project and in comparable buildings in the mid-Peninsula area, and other factors that would be relevant to such a third party in determining what such party would be willing to pay therefor. The determination of Prevailing Market Rent based upon the foregoing criteria shall be made by Landlord, in the good faith exercise of Landlord's business judgment. Within thirty (30) days after Tenant's exercise of the Option To Extend, Landlord shall notify Tenant of Landlord's determination of Option Term Rent for the Premises. If Landlord's determination of Prevailing Market Rent is greater than the Preceding Rent, and if Tenant, in Tenant's sole discretion, disagrees with the amount of Prevailing Market Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the option by giving written notice thereof to Landlord within forty-five (45) days after notice of Landlord's determination of Prevailing Market Rent.

       (e) This Option to Extend is personal to Cygnus and to any assignee of the Lease which is an Affiliate (defined below) and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any other person or entity. For purposes of this Section, "Affiliate" means (i) any subsidiary, affiliate or division controlled by Tenant; (ii) a successor corporation related to Tenant through merger, consolidation or non-bankruptcy reorganization; or (iii) a purchaser of substantially all of

Tenant's assets, in each case of (i), (ii) and (iii) which also must satisfy the requirements described in the paragraph immediately following Paragraph 15(d) of the Lease.

       (f) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, with the effect of canceling and voiding any prior or subsequent exercise so this Option to Extend is of no force or effect:

               (i) Tenant's failure to timely exercise the Option to Extend in accordance with the provisions of this Section.

               (ii) The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of any default beyond any applicable notice and grace period.

       (g) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

       SECTION 14. NOTICES & ADDRESSES. The Lease is hereby amended to provide that all bills, statements, consents, notices, requests, demands or communications which either party may desire or be required to give to the other shall be in writing and delivered to the other party personally or sent by registered or certified or express United States mail, return receipt requested, postage prepaid, or by reputable overnight delivery service addressed to Landlord or Tenant, as applicable, at the addresses set forth at the end of this Section. Any item sent by registered or certified or express mail or by such delivery service shall be effective, respectively, upon being deposited in the United States mail or when deposited with such delivery service, as shown by the records of the mail or such service. However, the time period in which a response to any such item must be given shall commence to run from (a) in the case of mail, the date of receipt of the item by the addressee thereof shown on the return receipt, or (b) in the case of such overnight delivery service, the date of acceptance of delivery of the item by an employee, officer, director or partner of the recipient party. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by mail return receipt or advice from such courier service, shall be deemed to be receipt of the item sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service. If Tenant is notified of the identity and address of any Mortgage and/or Trust Deed Holder (as used in Paragraph 29(b) of the Lease), Tenant shall give, by one of the methods described above, such party any Notice of Default (as used in Paragraph 29(b) of the Lease) which Tenant gives to Landlord under the Lease. Any party hereto, or any Mortgage and/or Trust Deed Holder described in the preceding sentence, may by notice given by one of the methods described above designate new addreses for notices to it. Counsel for either party may deliver notices on behalf of its client. The current addresses for notices to be sent to Landlord and Tenant respectively pursuant to this Section are as follows:

       Notices to Landlord shall be addressed:

               Metropolitan Life Insurance Company
               c/o Seaport Centre Project Manager
               701 Chesapeake Drive
               Redwood City, CA 94063

               with copies to the following:

                      Metropolitan Life Insurance Company
                      101 Lincoln Centre Drive, Suite 600
                      Foster City, CA  94404
                      Attention:  Assistant Vice President

       Notices to Tenant shall be addressed as follows:

               Cygnus, Inc.
               400 Penobscot Drive
               Redwood City, CA 94063
               Attention:  Mr. James Grady, Senior Vice President, Human
                           Resources and Administration

       SECTION 15. TIME OF ESSENCE. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.

       SECTION 16. BROKERS. Tenant represents that in connection with this Amendment it is represented by Staubach Company ("Tenant's Broker") and, except for Tenant's Broker and Landlord's Broker (defined below), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to pay any commission to which Tenant's Broker is entitled in connection with this Lease and agrees that Landlord is not obligated to pay or fund any commission payable to Tenant's Broker. Tenant hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation or agreement. Landlord represents that in connection with this Lease it is represented by Cornish and Carey ("Landlord's Broker") and, except for Landlord's Broker and Tenant's Broker, Landlord has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease. Landlord hereby agrees to pay any commission to which Landlord's Broker is entitled in connection with this Lease pursuant to Landlord's written agreement with Landlord's Broker and agrees that Tenant is not obligated to pay or fund any commission payable to Landlord's Broker. Landlord hereby agrees to indemnify, protect, defend and hold Tenant harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation or agreement.

       SECTION 17. ATTORNEYS' FEES. Each party to this Amendment shall bear its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, as amended, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 ET SEQ., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

       SECTION 18. EFFECT OF HEADINGS; RECITALS: EXHIBITS. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.

       SECTION 19. FORCE AND EFFECT. Except as modified by this Amendment, the terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference.

       SECTION 20. ENTIRE AGREEMENT; AMENDMENT. The Lease as amended by this Amendment constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Lease as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

       SECTION 21. AUTHORITY. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

       SECTION 22. COUNTERPARTS. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

       TENANT:                CYGNUS, INC
                              a Delaware corporation

                              By: /s/ James F. Grady
                                 ---------------------------------------------
                                      James Grady,

                                      Senior Vice President, Human Resources and
                                      Administration

                                      Date: June 9, 1998


       LANDLORD:              METROPOLITAN LIFE INSURANCE COMPANY,
                              a New York corporation

                              By: /s/ Edward J. Hayes
                                 ---------------------------------------------
                                      Edward J. Hayes

                                      Assistant Vice President

                                      Date: June 9, 1998